                                                                Exhibit 24.3

                              POWER OF ATTORNEY


        KNOW ALL PERSONS BY THESE PRESENTS, that I, the undersigned director of Diacrin, Inc., a Delaware corporation (the "Corporation"), which is to file with the Securities and Exchange Commission (the "Commission") under the provisions of the Securities Act of 1933, as amended, one or more Registration Statements on Form S-8, or other appropriate form, for the registration of (i) up to 800,000 shares of Common Stock issuable under the Corporation's 1990 Stock Plan, (ii) up to 30,000 shares of Common Stock issuable under the Corporation's 1994 Directors' Stock Option Plan, and (iii) up to 400,000 shares of Common Stock issuable upon the exercise of stock options granted by the Corporation other than pursuant to the 1990 Stock Plan or the 1994 Directors' Stock Option Plan, hereby constitute and appoint Thomas H. Fraser, Mark J. Fitzpatrick, Steven D. Singer and Jonathan Wolfman, and each of them, my true and lawful attorneys-in-fact and agents, with full power to them and each of them singly, to act for me and in my name, place and stead, in any and all capacities, to sign, or cause to be signed electronically, any and all of said Registration Statements and any and all amendments to the aforementioned Registration Statements and to file said Registration Statements and amendments thereto so signed with all exhibits thereto, and any and all other documents in connection therewith, with the Commission, hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises, as fully to all intents and purposes as I might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them may lawfully do or cause to be done by virtue hereof.

        IN WITNESS WHEREOF, I have executed this Power of Attorney as of the 31st day of December, 1996.


                                                /s/ John W. Littlechild
                                                -----------------------
                                                    John W. Littlechild